UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY OR INTEREST OR PARTICIPATION MUST NOT TRADE THE SECURITY BEFORE DECEMBER 1, 2024.

NEITHER THE WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT (COLLECTIVELY, THE “SECURITIES”) OFFERED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID SECURITIES ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

Warrant No. ___                         [●] Shares of Common Stock

JUSHI HOLDINGS INC.
COMMON STOCK PURCHASE WARRANT
THIS CERTIFIES that, for value received, [_] (together with his/her/its successors and permitted assignee(s) or transferee(s) of this Warrant, the “Warrant Holder”) is entitled to subscribe for and purchase from Jushi Holdings Inc., a British Columbia corporation (the “Company”), [●] fully-paid and non-assessable subordinate voting shares of the Company, no par value (subject to adjustment as described herein, the “Common Stock”), at the per share price equal to the Purchase Price at any time, and from time to time, until the Expiration Time.

This Warrant is being issued by the Company in connection with, but for the avoidance of doubt is detached from, loans made to the Company pursuant to that certain Credit Agreement, dated as of [●], by and among the Company, as borrower, the other loan parties that are party thereto, the lenders that are party thereto and Argent Institutional Trust Company, as agent for such lenders (the “Credit Agreement”).

1.Issuance of Warrant.

1.1.Number of Shares Subject to Warrant. Subject to the terms and conditions set forth herein, the Warrant Holder is entitled to purchase from the Company [●] shares of Common Stock, subject to adjustment as provided herein.

1.2.Exercise Period. This Warrant shall be exercisable until 5:00 p.m., Eastern Time, on July 31, 2029 (the “Expiration Time”).

1.3.Purchase Price. This Warrant is exercisable at any time and from time to time until the Expiration Time in whole or in part at an exercise price (the “Purchase Price”) of US$1.00 per share of Common Stock.

1.4.Exercise of Warrant. The Warrant Holder shall exercise this Warrant in accordance with the provisions of Section 2.1(f)(ii) or Section 6 hereof.

1.5.This Warrant is one in a series of warrants issued on the date hereof by the Company (this Warrant together with such other warrants, as any may be amended, modified or supplemented from time to time, the “Applicable Warrants”). For purposes of this Warrant:

(a)    The term “Non-Affiliate Warrant Holder” shall mean holders of Applicable Warrants that are not Affiliates of the Company.

(b)    The term “Requisite Holders” shall mean, as of any determination date, any one or more Non-Affiliate Warrant Holders that collectively own and control seventy-five percent (75%) or more of the Total Outstanding Warrant Shares.
(c)    The term “Total Outstanding Warrant Shares” shall mean, as of any determination date, the sum of the shares of Common Stock that would be issuable if all Applicable Warrants held by Non-Affiliate Warrant Holders were exercised in full.

(d)    The term “Loan Documents” has the meaning set forth in the Credit Agreement; and

(e)    The Term “Acquisition” shall mean, directly or indirectly in one or more transactions: (A) a sale of all or substantially all of the assets of Company and its subsidiaries (on a consolidated basis); (B) any merger or consolidation of the Company into or with another person or entity, or any other corporate reorganization, in each case pursuant to which the equityholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization own less than 50.1% (on a fully-diluted basis) of the aggregate voting interests in the Company (or the surviving or successor entity) immediately after such merger, consolidation or reorganization (provided that a merger, consolidation or reorganization effected exclusively to change the Company’s domicile or to list the Common Stock on a public securities market in the United States shall not constitute an Acquisition), or (C) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), of more than 50% (in each case on a fully-diluted basis) of the aggregate voting interests in the Company.

2.Adjustments; Anti-Dilution Provisions.

2.1.Stock Split, Subdivision or Combination of Common Stock; Stock Dividend; Asset or Capital Dividend; or Rights Offerings.

(a)    Stock Split, Subdivision or Combination. Other than in connection with an Acquisition, if the Company, at any time while this Warrant is outstanding, shall split, subdivide or combine the Common Stock, the number of shares of Common Stock subject to purchase under this Warrant: (i) shall be proportionately increased and the Purchase Price shall be proportionately decreased, in case of a split or subdivision of the Common Stock, as of the effective date of such stock split or subdivision, or, if the Company shall take a record of the holders of the Common Stock for the purpose of so splitting or subdividing, as at such record date, whichever is earlier, or (ii) shall be proportionately decreased and the Purchase Price shall be proportionately increased, in the case of combination of Common Stock, as at the effective date of such combination or, if the Company shall take a record of holders of the Common Stock for the purpose of so combining, as at such record date, whichever is earlier.

(b)    Stock Dividends. In the event the Company, at any time while this Warrant is outstanding, shall pay a dividend payable in, or make any other distribution (except any dividend or distribution consistent with Section 2.1(a) hereof, which shall be governed by that section) in the nature of a dividend of Common Stock, then the Purchase Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to a price determined by multiplying the Purchase Price in effect immediately prior to such date of determination by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution. The Warrant Holder shall thereafter be entitled to purchase, at the adjusted Purchase Price, the number of shares of Common Stock obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment, and dividing the product so obtained by the adjusted Purchase Price.

(c)    Rights Offerings. If the Company grants, issues or sells Common Stock (other than a distribution in the nature of a dividend pursuant to Sections 2(b) or 2(d) hereof, which shall be governed by those sections, respectively), any preferred stock, right, option, warrant or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (each, a “Common Stock Equivalent”), or other rights to purchase stock, warrants, securities or other property, in any case of the foregoing on a pro-rata basis to all the record holders of the Company’s Common Stock (each, a “Purchase Right”), the Company shall give the Warrant Holder notice, in writing, not less than ten (10) Business Days prior to the record date for the receipt of such Purchase Rights (a “Purchase Rights Notice”). The Warrant Holder shall have five (5) Business Days from the date of receipt of a Purchase Rights Notice (the “Right Offering Election Period”) to inform the Company, in writing, that such Warrant Holder affirmatively elects to receive the applicable Purchase Rights, in which case such Warrant Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Warrant Holder could have acquired if the Warrant Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, that to the extent that the Warrant Holder’s right to participate in any such Purchase Right would result in the Warrant Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Warrant Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Warrant Holder until, and notwithstanding whether or not the Expiration Time shall have occurred, such time or times as its right thereto would not result in the Warrant Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Warrant Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitations to the extent permitted by applicable securities laws and regulations at the time such right is granted). In the event the Warrant Holder does not elect, in writing, to receive the applicable Purchase Rights within the Rights Offering Election Period, the then-current Purchase Price of the shares of Common Stock acquirable upon complete exercise of this Warrant on the record date set forth in the preceding sentence shall be adjusted downward by an amount equal to the Fair Market Value of the Purchase Rights as of the applicable record date. “Fair Market Value” shall mean, as of any date of determination, (a) with respect to the Common Stock or other equity securities issuable to the Warrant Holder upon exercise of this Warrant, and in connection with a Cash Acquisition, the consideration payable in such acquisition for such Common Stock or other equity security (which shall be no less than what is required to be paid for such Common Stock or equity security consistent with the organizational documents of the Company), (b) with respect to the Common Stock or other equity securities, other than pursuant to subclause (a), the price determined by: (i) if the Common Stock or other equity security is then listed or quoted on a Trading Market, the average of the daily volume weighted average price of the Common Stock or other equity security for each of the twenty (20) Business Days ending on such date on the Trading Market on which the Common Stock or other equity security is then listed or quoted as reported by Bloomberg (based on a trading day from 9:30 a.m. (Toronto time) to 4:00 p.m. (Toronto time)), calculated, to the extent the Trading Market on which the Common Stock or other equity security is then listed or quoted as reported by Bloomberg is a Canadian Trading Market, in Canadian dollars and converted to United States dollars each day at the exchange rate applicable on that day determined in accordance with this Warrant, or (ii) if the Common Stock or other equity security is not then listed or quoted on a Trading Market but is listed or quoted for trading on the OTCQB or OTCQX or similar over-the-counter market in Canada or the United States, the average of the daily volume weighted average price of the Common Stock or other equity security for each of the twenty (20) Business Days ending on such date on OTCQB, OTCQX or similar over-the-counter market in Canada or the United States, as applicable, calculated, to the extent the Trading Market on which the Common Stock or other equity security is then listed or quoted as reported by Bloomberg is a Canadian Trading Market, in Canadian dollars and converted to United States dollars each day at the exchange rate applicable on that day determined in accordance with this Warrant, and (c) with respect to any other assets or, if the Common Stock or other equity securities are not traded on a Trading Market, OTCQB, OTCQX or similar over-the-counter market in Canada or the United States, the fair market value as determined by the Company’s Board of Directors (the “Board”) in its reasonable good faith judgment without giving effect to any discounts for a lack of control, minority status or similar discounts; provided, that (x) if the Requisite Holders disagree with such determination, then the Board and the Requisite Holders shall work together in good faith to resolve any differences that they have regarding the Fair Market Value, (y) if the Board and the Requisite Holders are unable to agree on such Fair Market Value, then the Fair Market Value shall be determined in good faith by a third party appraiser that (1)does not have a current material business or other relationship with the Company, any Requisite Holder, or any of their respective Affiliates and (2) is a nationally or regionally recognized investment banking, valuation or accounting firm (an “Independent Appraiser”) selected jointly by the Board and the Requisite Holders or, if that selection cannot be made within thirty (30) days, by an Independent Appraiser jointly selected by an Independent Appraiser specified by the Board and an Independent Appraiser specified by the Requisite Holders, and (z) all fees, costs and expenses of the Independent Appraisers shall be borne by the party whose assertion of Fair Market Value is furthest apart from the determination of Fair Market Value made by such Independent Appraiser. “Trading Market” shall mean a nationally recognized securities exchange in the United States or Canada (including the CSE). For the avoidance of doubt, notwithstanding anything to the contrary contained in this Warrant, (A) to the extent any determinations hereunder (including of Fair Market Value) shall be made in Canadian dollars, then such amount shall be converted to United States dollars based on the exchange rate from Canadian dollars to United States dollars quoted by Bloomberg as of such applicable date and (B) to the extent any amounts are to be paid to the Warrant Holder under this Warrant, such amounts shall be paid in United States dollars.

(d)    Asset or Capital Dividend. If the Company, at any time or from time to time while this Warrant is outstanding, shall make a distribution of its assets pro-rata to the record holders of the Company’s Common Stock and/or any class of stock convertible into its Common Stock as a dividend (an “Asset Dividend”), the Company shall give the Warrant Holder notice, in writing, not less than ten (10) Business Days prior to the record date for the receipt of such Asset Dividend (an “Asset Dividend Notice”). The Warrant Holder shall have five (5) Business Days from the date of receipt of an Asset Dividend Notice (the “Asset Dividend Election Period”) to inform the Company, in writing, that such Warrant Holder affirmatively elects to receive the applicable Asset Dividend, in which case the applicable Warrant Holder shall be entitled to acquire, upon the terms applicable to such Asset Dividends, the aggregate Asset Dividend which the Warrant Holder could have acquired if the Warrant Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the distribution of such Asset Dividend, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the distribution of such Asset Dividend; provided, that to the extent that the Warrant Holder’s right to participate in any such Asset Dividend would result in the

Warrant Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Warrant Holder shall not be entitled to participate in such Asset Dividend to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Asset Dividend (and beneficial ownership) to such extent) and the portion of such Asset Dividend shall be held in abeyance for the benefit of the Warrant Holder until, and notwithstanding whether or not the Expiration Time shall have occurred, such time or times as its right thereto would not result in the Warrant Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Warrant Holder shall be granted such Asset Dividend (and any Asset Dividend declared or made on such initial Asset Dividend or on any subsequent Asset Dividend held similarly in abeyance) to the same extent as if there had been no such limitations to the extent permitted by applicable securities laws and regulations at the time such Asset Dividend is granted. In the event the Warrant Holder does not elect, in writing, to receive the applicable Asset Dividend within the Asset Dividend Election Period, the then-current Purchase Price of the shares of Common Stock acquirable upon complete exercise of this Warrant on the record date set forth in the preceding sentence shall be adjusted downward by an amount equal to the Fair Market Value of the Asset Dividend as of the applicable record date.

(e)    Adjustments for Consolidation, Merger, Reorganization or Reclassification. In the event the Company, at any time or from time to time while this Warrant is outstanding, directly or indirectly, in one or more related transactions (i) shall consolidate with or merge into any other entity and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) shall permit any other entity to consolidate with or merge into the Company and the Company shall be the continuing or surviving entity but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for capital stock or other securities or property of any other entity, (iii) shall effect a capital reorganization or reclassification of the Common Stock (other than one solely resulting in the issuance of additional Common Stock), or (iv) shall be the subject of any consummated purchase offer, tender offer or exchange offer by the Company or any of its Affiliates pursuant to which holders of Common Stock sell, transfer or exchange their shares for other securities, cash or property (each a “Fundamental Transaction”) then, and in each such event, lawful provision shall be made so that the Warrant Holder shall be entitled to receive upon the exercise hereof at any time after the consummation of such consolidation, merger, transfer, reorganization, reclassification or tender or exchange offer, in lieu of the shares of Common Stock issuable upon exercise of this Warrant prior to such consummation, the capital stock and other securities and property to which the Warrant Holder would have been entitled upon such consummation if the Warrant Holder had exercised this Warrant immediately prior thereto. This Section 2.1(e) shall not apply (1) to any Acquisition or (2) to any merger or consolidation of the Company solely for the purposes of changing the legal domicile or jurisdiction of the Company so long as, for purpose of this Section 2.1(e)(2), such merger or consolidation does not change the number of issued and outstanding shares of Common Stock or any other class of equity securities or securities convertible into equity securities. “Person” shall mean any individual, firm, partnership, corporation (including a business trust), trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

(f)    Treatment of Warrant at Acquisition.

(i)    In the event of an Acquisition in which the consideration to be received by the Company’s equityholders consists of no less than ninety percent (90%) of cash, no less than ninety percent (90%) of marketable securities or no less than ninety percent (90%) of a combination of cash and marketable securities, in each case, determined in accordance with the amount of cash, the Fair Market Value of any marketable securities and the Fair Market Value of any consideration that does not consist of cash or marketable securities (a “Cash Acquisition”), the Warrant Holder may elect to exercise this Warrant pursuant to Section 6.1 or Section 6.2 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of such Acquisition or the Warrant Holder may elect not to exercise the Warrant, and this Warrant will expire immediately prior to the consummation of such Acquisition; provided, that, if the Warrant Holder neither actively elects to exercise the Warrant or actively elects not to exercise the Warrant, then immediately prior to the Cash Acquisition, if the Fair Market Value of a share of Common Stock as determined in accordance with the definition thereof would be greater than the Purchase Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 6.2 as to all shares of Common Stock (or such other securities) for which it shall not previously have been exercised, and the Company shall promptly notify the Warrant Holder of the number of shares of Common Stock (or such other securities) issued upon such exercise to Holder; provided, that (x) to the extent that the Warrant Holder’s right to participate in any consideration consisting of marketable securities would result in the Warrant Holder and the other Attribution Parties exceeding the Maximum Percentage of the acquiror pursuant to such Cash Acquisition, then the Warrant Holder shall not be entitled to such consideration consisting of marketable securities to such extent (and shall not be entitled to beneficial ownership of such marketable securities as a result of such Cash Acquisition to such extent) and the portion of such consideration consisting of marketable securities shall, unless otherwise agreed to by the Warrant Holder, instead be paid at the closing of such Cash Acquisition by or on behalf of the acquiror in cash based on the Fair Market Value of such portion of consideration and (y) to the extent that the Warrant Holder’s right to participate in any consideration consisting of assets other than cash and marketable securities would result in the Warrant Holder or other Attribution Parties being in violation of any applicable law or any Contract to which it is otherwise bound (provided any such Contract was not entered into for the purpose of avoiding the receipt of assets other than cash and marketable securities in accordance with the terms of this Section 2.1(f)(i)), then the Warrant Holder shall not be entitled to such consideration and shall instead be paid at the closing of such Cash Acquisition by or on behalf of the acquiror in cash based on the Fair Market Value of such portion of consideration.

(ii)    In the event of an Acquisition other than a Cash Acquisition, the Company shall cause the acquiror to purchase this Warrant from the Warrant Holder by paying to the Warrant Holder an amount in cash equal to the Black-Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Acquisition, as reasonably determined by the Board; provided, that (x) if the Requisite Holders disagree with such determination, then the Board and the Requisite Holders shall work together in good faith to resolve any differences that they have regarding the Black-Scholes Value, (y) if the Board and the Requisite Holders are unable to agree on such Black-Scholes Value, then the Black-Scholes Value shall be determined in good faith by an Independent Appraiser selected jointly by the Board and the Requisite Holders or, if that selection cannot be made within thirty (30) days, by an Independent Appraiser jointly selected by an Independent Appraiser specified by the Board and an Independent Appraiser specified by the Requisite Holders, and (z) all fees, costs and expenses of the Independent Appraisers shall be borne by the party whose assertion of Black-Scholes Value is furthest apart from the determination of Black-Scholes Value made by such Independent Appraiser. “Black-Scholes Value” shall mean the Black-Scholes Value of this Warrant or applicable portion thereof, which value is to be calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. determined as of the date of consummation of the applicable Acquisition for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Acquisition and the Expiration Time, (B) an expected volatility equal to the lesser of 75% and the 100 day volatility obtained from the HVT function on Bloomberg L.P. as of the trading day immediately following the public announcement of the applicable Acquisition, (C) the underlying price per share used in such calculation shall be the sum of the price per share of Common Stock in cash in the applicable

Acquisition (if any) plus the Fair Market Value of the non-cash consideration receivable by the holders of Common Stock with respect to each share of Common Stock in the applicable Acquisition (if any), (D) a zero cost of borrowing, (E) a strike price equal to the Purchase Price in effect on the date of consummation of the applicable Acquisition and (F) a remaining option time equal to the time between the date of consummation of the applicable Acquisition and the Expiration Time.

(g)    Other Events. If the Company, at any time or from time to time while this Warrant is outstanding, shall take any action to which the provisions of Section 2.1(a) through 2.1(f) are not strictly applicable, or, if applicable, would not operate to protect the Warrant Holder from dilution, then the Board shall in good faith determine and implement an appropriate adjustment in the Purchase Price and/or the number of shares of Common Stock or other equity securities issuable upon exercise of the Warrant so as to protect the rights of the Warrant Holder; provided, that, if the Requisite Holders provide written notice that they do not agree that such adjustments appropriately protect their interests hereunder against such dilution, then the Board and the Requisite Holders shall agree, in good faith, upon an Independent Appraiser selected jointly by the Board and the Requisite Holders or, if that selection cannot be made within thirty (30) days, by an Independent Appraiser jointly selected by an Independent Appraiser specified by the Board and an Independent Appraiser specified by the Requisite Holders. The Independent Appraisers determination shall be final and binding and the Independent Appraiser’s fees and expenses shall be borne by the party whose assertion of the adjustment is furthest apart from the determination of the appropriate adjustment made by such Independent Appraiser. If more than one subsection of this Section 2.1 is applicable to a single event, the subsection shall be applied that produces the largest adjustment in favor of the Requisite Holders as determined in the reasonable discretion of the Board (and subject to the Independent Appraiser mechanism set forth in this Section). For the avoidance of doubt, nothing in this Section 2.1(g) is intended to adjust the Purchase Price for any issuances of Company equity securities (including without limitation Common Stock or Common Stock Equivalents) pursuant to bona fide financings to unaffiliated third persons or other Exempt Issuances, even if such issuances are for below the Purchase Price per share of Common Stock.

(h)    Certificate of Adjustment. The Company shall, within a reasonable time period after written request at any time by the Warrant Holder, furnish or cause to be furnished to the Warrant Holder a certificate setting forth adjustments of the Purchase Price and of the number of shares of Common Stock issuable upon exercise of this Warrant and the amount, if any, of other property at the time receivable upon the exercise of this Warrant.

(i)    No Other Adjustment. The number of shares of Common Stock issuable upon exercise of this Warrant and the Purchase Price shall not be adjusted except in the manner and upon the terms and conditions set forth in Section 2 of this Warrant. For clarity purposes, and notwithstanding anything contained herein to the contrary, with respect to any single transaction, in no event shall the Warrant Holder be entitled to both a dividend (including an Asset Dividend), distribution, Purchase Right or other payment or right of any kind or nature whatsoever (whether cash, securities, or otherwise) with respect to a share of Common Stock pursuant to Section 2(c), 2(d) or 2(e) and a corresponding downward adjustment to the Purchase Price of the same share of Common Stock.

(j)    Exempt Issuances. Notwithstanding the foregoing or anything contained in this Section 2 to the contrary, the provisions of this Section 2 shall not apply to any Exempt Issuance. For purposes hereof, an “Exempt Issuance” shall mean the issuance of Common Stock or Common Stock Equivalents: (i) to (1) employees or directors of the Company upon approval by the Board pursuant to an equity incentive or similar stock plan approved by the Board, or (2) to consultants of the Company upon approval by the Board up to $2,000,000 United States dollars per year, (ii) upon the exercise or conversion of securities that are issued and outstanding as of the date hereof, (iii) to a Person that is not an

Affiliate of the Company or any of its officers or directors in full or partial consideration in connection with a bona fide merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a Person, provided such issuance is not for the primary purpose of raising capital by the Company, (iv) to a Person that is not an Affiliate of the Company or any of its officers or directors in connection with a bona fide strategic license or lease agreement, supply agreement, marketing or distribution agreement, or other bona fide partnering arrangement, provided such issuance is not for the primary purpose of raising capital by the Company, (v) to a bank or other financial institution that is not an Affiliate of the Company or any of its officers or directors pursuant to a bona fide commercial indebtedness financing or to an equipment lessor pursuant to a bona fide equipment leasing agreement; (vi) as permitted by Section 7.7(x) of the Credit Agreement; or (vii) pursuant to bona fide equity financings to unaffiliated third persons.

(k)    Adjustments Subject to Stock Exchange Requirements. Any and all amendments and adjustments to the number of shares of Common Stock issuable upon exercise of this Warrant and the Purchase Price as contemplated in this Section 2 are subject to, and may only be made in compliance with, the rules of the Canadian Stock Exchange (the “CSE”) or such other Trading Market, OTCQB, OTCQX or similar over-the-counter market in Canada or the United States on which the Common Stock are listed for trading, as well as all and applicable Canadian and U.S. securities laws. In the event applicable Canadian or U.S. securities laws or the rules and regulations of the CSE or any other Trading Market, OTCQB, OTCQX or similar over-the-counter market in Canada or the United States on which the Common Stock are listed for trading require any amendments or adjustments to the number of shares of Common Stock issuable upon exercise of this Warrant and/or the Purchase Price, and such amendments or adjustments conflict with the terms and provisions of this Warrant, the Company may make the adjustments required pursuant to Canadian or U.S. securities laws or the rules and regulations of the CSE or any other Trading Market, OTCQB, OTCQX or similar over-the-counter market in Canada or the United States on which the Common Stock are listed for trading instead of the amendments and adjustments set forth herein in the Company’s reasonable discretion, and such amendments and adjustments shall not be a violation of this Warrant by the Company.

3.No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereof. In lieu of any fractional shares of Common Stock that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value.

4.No Stockholder Rights. This Warrant shall not entitle the Warrant Holder to any of the rights of a stockholder of the Company. No provision in any organizational document of the Company or among shareholders of the Company and no mere enumeration therein of the rights or privileges of the Warrant Holder shall give rise to any liability of the Warrant Holder for the Purchase Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.Representations of the Company. The Company represents and warrants to the Warrant Holder as follows:

(a)    Organization, Good Standing, Power and Authority.

(i)    The Company (A) is duly incorporated or formed and is in good standing under the laws of British Columbia, (B) is qualified to do business in any state or other jurisdiction where the failure to be so qualified would reasonably be expected to have a material adverse effect on the Company and its subsidiaries and (C) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Warrant and to carry out the transactions contemplated hereby.

(ii)    Each of the Company’s subsidiaries (A) is duly incorporated or formed in its jurisdiction of incorporation or formation, as applicable, and is in good standing under the laws of such jurisdiction, (B) is qualified to do business in any state or other jurisdiction where the failure to be so qualified would reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, and (C) has all requisite entity power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b)    Capitalization. Upon exercise of this Warrant pursuant to the terms hereof, the Common Stock will be, when issued, duly authorized, validly issued, fully paid and nonassessable, issued in compliance with all applicable laws free and clear of all preemptive rights, and free and clear of all liens and encumbrances, except restrictions on transfer imposed by the Bylaws or applicable securities laws.

(c)    Due Authorization; Binding Obligation. The Company has taken all action necessary to permit it to execute and deliver this Warrant and to carry out the terms hereof and no other proceeding on the part of the Company is necessary to authorize this Warrant or the transactions contemplated hereby. This Warrant, when duly executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor’s rights generally and (ii) general principles of equity.

(d)    No Conflict. The execution, delivery, and performance by the Company of this Warrant and the issuance of the Common Stock do not and will not (i) violate any provision of any law, rule or regulation applicable to the Company or any of its subsidiaries, or any order, judgment, or decree of any court or other governmental authority binding on the Company or any of its subsidiaries, (ii) violate the organizational documents of the Company or any of its subsidiaries, or (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any agreement of the Company except, in the case of subclauses (i) and (iii), where any such violation, conflict, breach or default could not reasonably be expected to be material to the Company and its subsidiaries or the ability of the Company to perform its obligations hereunder.

(e)    Sale of Securities. The sale of the Warrant is exempt from the registration and prospectus delivery requirements of the Securities Act. Without limiting the foregoing, neither the Company nor, to the knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising within the meaning of Regulation D under the Securities Act (“Regulation D”) of investors with respect to offers or sales of this Warrant, and neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of this Warrant to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D under the Securities Act or any other applicable exemption from registration under the Securities Act to be available. Neither the Company nor, to the knowledge of the Company, any other Person authorized by the Company to act on its behalf has taken any action that would subject the issuance and sale of the Warrant or the Common Stock to the registration requirements of Section 5 of the Securities Act or to the provisions of any securities or “blue sky” laws of any applicable jurisdiction, except for notice requirements under applicable “blue sky” law and the filing of a Form D pursuant to Regulation D of the Securities Act.

6.Exercise of Warrant.

6.1.Time and Manner of Exercise.

(a)    All or any part of this Warrant may be exercised at any time or from time to time on or after the date hereof, but in no event later than the Expiration Time, in any manner permitted by this Warrant (including Section 6.5). In order to exercise this Warrant, in whole or in part, the Warrant Holder shall deliver to the Company, at its address specified in Section 13 below, (i) a written notice in the form of Annex A attached hereto of such Warrant Holder’s election to exercise this Warrant, specifying the number of shares of Common Stock to be purchased (a “Notice of Exercise”), (ii) unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 6.2, a wire transfer or a certified or official bank check or checks payable to the order of the Company in an amount equal to the product of the Purchase Price and the number of shares of Common Stock to be purchased at such time pursuant to the Warrant, and (iii) this Warrant. Upon receipt of such items, the Company shall, as promptly as practicable, issue or cause to be issued and delivered to such Warrant Holder a direct registration system statement or, if requested by the Warrant Holder, multiple direct registration system statements representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 3 above. This Warrant shall be deemed to have been exercised and such direct registration system statement or direct registration system statements shall be deemed to have been issued, and such Warrant Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date that such notice, together with said cash or check or checks and this Warrant, are received by the Company as aforesaid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of said direct registration system statement or direct registration system statements, deliver to such Warrant Holder a new Warrant evidencing the rights of such Warrant Holder to purchase the unpurchased shares of Common Stock, or such other securities as may become subject to the right to purchase by the Warrant Holder under the terms hereof, which new Warrant shall in all other respects be identical to this Warrant.

(b)    Additional Conditions of Exercise. Notwithstanding anything to the contrary contained in this Warrant, the Warrant Holder’s Notice of Exercise may contain terms and conditions for the exercise of this Warrant in addition to those contemplated by Section 6.1(a), including, but not limited to, that the exercise, in whole or part, of this Warrant be conditioned upon the consummation of an Acquisition. Notwithstanding anything to the contrary in this Warrant, until the exercise of this Warrant is effective pursuant to Section 6.1(a) or Section 6.1(c), Holder retains the right to rescind, in whole or in part, any Notice of Exercise delivered to the Company, provided that, in the case of an Acquisition, the Holder may not rescind any Notice of Election, in whole or in part, after the date this is five (5) Business Days from the proposed closing date of the Acquisition.

(c)    Automatic Cashless Exercise upon Expiration. Notwithstanding anything to the contrary contained in this Warrant, in the event that, upon the Expiration Time, the Fair Market Value of a share of Common Stock is greater than the Purchase Price in effect on such date, then this Warrant shall automatically, and without any further action on behalf of the Warrant Holder or the Company, be deemed to be exercised as of 5 P.M., Eastern time, on the Expiration Time pursuant to a cashless exercise in accordance with Section 6.1(b) above as to all shares of Common Stock which it shall not previously have been exercised, and the Company shall comply with its obligations pursuant to Section 6.1 with respect to such exercise.

6.2.Net Settlement (Cashless) Exercise. In any exercise of this Warrant and, provided that the Fair Market Value of the Common Stock is greater than the Purchase Price of the Common Stock on such exercise date, in lieu of payment of the aggregate Purchase Price in the manner specified in Section 6.1 above, but otherwise in accordance with the requirements of this Warrant, the Warrant Holder may elect to receive shares of Common Stock equal to the value of this Warrant, or portion hereof as to which the Warrant is being exercised. Thereupon, the Company shall issue to the Warrant Holder such a number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X = Y(A-B) / A

Where:

X = The number of shares of Common Stock to be issued to the Warrant Holder;

Y = The number of shares of Common Stock with respect to which this Warrant is being exercised;

A = The Fair Market Value of the shares of Common Stock with respect to which this Warrant is being exercised; and

B = The Purchase Price (as set forth in Section 1.3 hereof).

6.3.Payment of Taxes and Expenses. All shares of Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed in respect of, the issue or delivery thereof, other than any federal, state or local income tax or other tax based upon gross or net income, owed by the Warrant Holder on account of such issuance or delivery. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered Warrant Holder.

6.4.No Cash Settlement. Except as provided in Section 2.1(f), in no event shall the Company be required to settle the Warrants in cash.

6.5.Limitations on Exercise.

(a)    Notwithstanding anything to the contrary contained herein, with respect to any Warrant Holder that has elected to be covered by the Maximum Percentage (as defined below), the Company shall not effect the exercise of any portion of this Warrant, and the Warrant Holder shall not have the right to exercise any portion of the Warrant, and any such exercise shall be null and void ab initio and treated as if the exercise had not been made, to the extent that immediately prior to or following such exercise, the Warrant Holder, together with the Attribution Parties, beneficially owns or would beneficially own as determined in accordance with applicable Canadian and U.S. securities laws, including Section 13(d) of the Exchange Act and the rules promulgated thereunder, in excess of 4.99% (the “Maximum Percentage”) of the Common Stock or other marketable securities of the Company that would be issued and outstanding following such exercise. For purposes of calculating beneficial ownership for determining whether the Maximum Percentage is or will be exceeded, the aggregate number of shares of Common Stock held and/or beneficially owned by the Warrant Holder together with the Attribution Parties, shall include the number of shares of Common Stock held and/or beneficially owned by the Warrant Holder together with the Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the relevant Warrant with respect to which the determination is being made but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrant held and/or beneficially owned by the Warrant Holder or the Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company held and/or beneficially owned by the Warrant Holder or any Attribution Party (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise similar or analogous to the limitation contained herein. For purposes of this Section 6.5(a), beneficial ownership of the Warrant Holder or the Attribution Parties shall, except as set forth in the immediately preceding sentence, be calculated and determined in accordance with applicable Canadian and U.S. securities laws, including Section 13(d) of the Exchange Act and the rules promulgated thereunder. For purposes of the Warrant, in determining the number of outstanding shares of Common Stock, the Warrant Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding (such issued and outstanding shares, the “Reported Outstanding Share Number”). For any reason at any time, upon the written or oral request of the Warrant Holder, the Company shall within two (2) Business Days confirm orally and in writing or by electronic mail to the Warrant Holder the number of shares of Common Stock then outstanding. The Warrant Holder shall disclose to the Company the number of shares of Common Stock that it, together with the Attribution Parties holds and/or beneficially owns and has the right to acquire through the exercise of convertible or derivative securities and any limitations on exercise or conversion similar or analogous to the limitation contained herein contemporaneously or immediately prior to submitting an Exercise Notice for the relevant Warrant. If the Company receives a Notice of Exercise from the Warrant Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Warrant Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Exercise would otherwise cause the Warrant Holder’s, together with the Attribution Parties’, beneficial ownership, as determined pursuant to this Section 6.5(a), to exceed the Maximum Percentage, the Warrant Holder must notify the Company of a reduced number of shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Warrant Holder any exercise price paid by the Holder for the Reduction Shares. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Warrant Holder and the Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Warrant Holder upon exercise of this Warrant results in the Holder, together with the Attribution Parties, being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined in accordance with applicable Canadian and U.S. securities laws, including Section 13(d) of the Exchange Act), the number of shares of Common Stock to be so issued by which the Warrant Holder’s, together with the Attribution Parties’, aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and such Excess Shares shall be cancelled ab initio, and the Warrant Holder and/or the Attribution Parties shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Warrant Holder the exercise price paid by the Warrant Holder for the Excess Shares. By written notice to the Company, the Warrant Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice (the “Maximum Percentage Ceiling”); provided that (i) any increase of the Maximum Percentage, and issuance of Common Stock pursuant to this Warrant in connection therewith, in excess of 19.99% shall be subject to any applicable Canadian and U.S. securities laws, including the rules, requirements and policies of the CSE or any other stock exchange on which the Common Stock is then listed, including the receipt of any required stockholder approval required thereunder and (ii) any increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and shall not negatively affect any partial exercise effected prior to such change. “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of Florida. Notwithstanding anything contained herein to the contrary, only the Maximum Percentage Ceiling, and not the Maximum Percentage, shall apply to any Warrant Holder who, together with the Attribution Parties, beneficially owns equity securities of the Company, as determined in accordance with applicable Canadian and U.S. securities laws, including Section 13(d) of the Exchange Act and the rules promulgated thereunder, in excess of the Maximum Percentage as of immediately prior to the issuance of this Warrant. Notwithstanding anything to the contrary contained in this Section 6.5, the Warrant Holder, may, at any time elect or confirm its election to be subject to the Maximum Percentage (but not the Maximum Percentage Ceiling which shall apply automatically to any Warrant Holder that hasn’t elected the Maximum Percentage) by delivering notice to the Company, provided, that any change caused to such election after the date hereof will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

(b)    This Section 6.5 shall not restrict the number of shares of Common Stock which the Warrant Holder or the Attribution Parties may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder or the Attribution Parties may receive in the event of a Fundamental Transaction as contemplated in Section 2.1(e) of this Warrant. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Warrant Holder or the Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder or Section 16 of the Exchange Act and the rules promulgated thereunder, including Rule 16a-1(a)(1). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall not be construed and implemented in a manner other than in strict conformity with the terms of this Section 6.5(b) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 6.5(b) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

(c)    “Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Holder, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.

(d)    “Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Warrant Holder, (ii) any Person acting or who could be deemed to be acting as a Section 13(d) “group” together with the Warrant Holder or any Attribution Parties and (iii) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section

16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Warrant Holder and all other Attribution Parties to the Maximum Percentage.

7.Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at the expense of the Warrant Holder, shall execute and deliver, in lieu thereof, a new warrant of like tenor and dated as of such cancellation.

8.Additional Covenants of the Company.

(a)    Notice of Certain Company Actions. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to participate in any Significant Event that has an associated record date, the Company shall ensure that the record date regarding such Significant Event is at least ten (10) Business Days following the Company’s public disclosure of such Significant Event. For purposes of this Warrant, a “Significant Event” shall mean any action or event involving the Company in which it may be necessary or appropriate for the Warrant Holder to participate, in whole or in part, in order to enable the Warrant Holder to monetize all or a portion of this Warrant or the Common Stock or to protect the Warrant Holder against dilution with respect to this Warrant or the Common Stock, including, but not limited to, (a) a Fundamental Transaction or an Acquisition, (b) a dividend or other distribution (whether in cash, securities or other property and whether or not a regular dividend or distribution) in respect of the Common Stock, (c) an issuance or sale or an offer to issue or sell pro rata to the holders of the outstanding shares of Common Stock any additional shares of Common Stock, (d) a voluntary or involuntary dissolution, liquidation or winding-up of the Company or (e) any other event that has an associated record date and may trigger an adjustment of the Purchase Price and/or number of shares of Common Stock pursuant to Section 2 that would cause the Purchase Price or such number of shares of Common Stock to increase or decrease by more than five percent (5%).

(b)    Other Information Rights. In addition to the other notices required pursuant to this Warrant (including pursuant to Section 8(a)), and solely in the event that the Company is no longer listed on any Trading Market, OTCQB, OTCQX or similar over-the-counter market in Canada or the United States, the Company will also provide information requested by the Warrant Holder that is reasonably necessary to enable the Warrant Holder to comply with the Warrant Holder’s accounting or reporting requirements.

(c)    Other Covenants of the Company.

(i)    The Company covenants that the shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized and reserved and, when issued and paid for, will be validly issued, fully-paid and non-assessable. The Company shall not, by amendment of its formation or governance documents or through any consolidation, merger, reorganization, conversion, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms.

(ii)    It is the intention of the Warrant Holder and the Company that the issuance of this Warrant (including, for purposes of this Section 8(c)(ii) and any adjustments pursuant to Section 2) and the issuance of the Common Stock pursuant to this Warrant will be free of all preemptive rights, rights of first refusal, rights of first offer and similar rights and restrictions on transfer. The Company agrees that it shall not amend its organizational documents in any manner to the contrary, such that the Warrant Holder will be subject to any preemptive rights, rights of first refusal, rights of first offer or similar rights and restrictions on transfers with respect to this Warrant and the issuance of the Common Stock pursuant to this Warrant.

9.Transfer of Warrant. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant properly endorsed; provided that: (a) such transfer must be effected in accordance with applicable securities laws and the rules and regulations of all securities exchanges on which the Common Stock are traded and, if requested by the Company, the Warrant Holder shall have delivered evidence as the Company may reasonably request demonstrating the proposed transfer complies with all applicable securities laws and the rules and regulations of all securities exchanges on which the Common Stock are traded, (b) the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of the transferee and the portion of the shares of Common Stock issuable upon exercise of this Warrant to which the transferee is entitled, and (c) the transferee is not a Competitor (as defined in the Credit Agreement). Upon such surrender, the Company will issue and deliver to, on the order of the transferee, a new Warrant in the name of such transferee or as such transferee (on payment by such transferee of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock subject to such transfer (up to the total number of shares of Common Stock called for on the face of the Warrant) and, if this Warrant is transferred in part, a new Warrant to the Warrant Holder for the number of shares of Common Stock not subject to such transfer.

10.Remedies. The Company acknowledges and agrees that there would be no adequate remedy at law to the Warrant Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Warrant Holder may be entitled at law or in equity, the Warrant Holder shall be entitled to specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

11.Governing Law. This Warrant shall be governed by the laws of New York in all respects as such laws are applied to agreements among New York residents entered into and to be performed entirely within New York, without reference to conflicts of laws or principles thereof. The parties hereto agree that any action brought by either party under or in relation to this Warrant, including without limitation to interpret or enforce any provision of this Warrant, may be brought in, and each party agrees to and does hereby submit to the non-exclusive jurisdiction and venue of, any state or federal court located in the City of New York, borough of Manhattan, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for notices to it contemplated by this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

12.Miscellaneous. The headings in this Warrant are for purposes of convenience and reference only and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. For the avoidance of doubt, any Common Stock issued upon exercise of this Warrant shall be unregistered and restricted from being offered, sold, transferred, assigned, pledged or hypothecated except in accordance with applicable securities laws.

13.Notice Generally. Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, addressed to the Warrant Holder at such Warrant Holder’s last known address appearing on the books of the Company, or, except as herein otherwise expressly provided, to the Company at 301 Yamato Road, Suite 3250, Boca Raton, FL 33431, or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

14.Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND THE WARRANT HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

15.Amendments and Waiver. Any provision of this Warrant may be amended, modified or supplemented, and waiver or consents to departures from the provisions of this Warrant may be given, with written consent of both the Company and the Agent (at the direction of the holders of Warrants constituting greater than fifty percent (50%) of all the outstanding Warrants issued in connection with the Offering). Any such amendment or waiver shall apply to and be binding upon the Warrant Holder, upon each future holder of this Warrant and upon the Company, whether or not the Warrant Holder shall have agreed to such amendment or the giving of such waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Warrant, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

16.Entire Agreement. This Warrant is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Warrant supersedes all prior agreements and understandings between the Company and the Warrant Holder, both written and oral, with respect to the subject matter hereof.

17.Successors and Assigns. All provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of the respective successors and assigns.

18.Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Warrant and the consummation of the transactions contemplated hereby. Any out-of-pocket costs associated with complying with this Section 18 shall be borne by the Company.

19.Representations and Warranties by the Warrant Holder.

19.1.The Warrant Holder hereby acknowledges, represents, warrants and agrees as follows:

(a)    AN INVESTMENT IN THIS WARRANT IS NOT WITHOUT RISK AND THE WARRANT HOLDER MAY LOSE HIS, HER OR ITS ENTIRE INVESTMENT.

(b)    The offer, sale and issuance of the Warrant is exempt from the prospectus requirements of applicable Canadian securities laws and, as a result: (i) the Warrant Holder may not receive information that would otherwise be required under applicable Canadian securities laws or be contained in a prospectus prepared in accordance with applicable Canadian securities laws, (ii) the Warrant Holder is restricted from using most of the protections, rights and remedies available under applicable Canadian securities laws, including statutory rights of rescission or damages, and (iii) the Company is relieved from certain obligations that would otherwise apply under applicable Canadian securities laws.

(c)    The sale of the Warrant is exempt from the registration and prospectus delivery requirements of the Securities Act. This Warrant and the Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act, or any state securities laws. The Warrant Holder understands that the offering and sale of the Warrant is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Warrant Holder contained herein.

(d)    No prospectus has been filed with any (i) governmental or public entity department, court, commission, board, bureau, agency or instrumentality, (ii) quasi-governmental, self-regulatory or private body exercising any regulatory authority or (iii) stock exchange (collectively (i) through (iii), a “Regulator”), in connection with the issuance of the Warrant and no Regulator has made any finding or determination as to the merit for investment in, or made any recommendation or endorsement with respect to, the Warrant.

(e)    The Warrant Holder is unaware of, is in no way relying on, and did not become aware of the Warrant through or as a result of, any form of general solicitation or general advertising within the meaning of Regulation D.

(f)    The Warrant Holder and its accountants, attorneys, representatives and tax advisors has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the issuance of the Warrant to evaluate the merits and risks of an investment in the Company pursuant to the Warrant and to make an informed investment decision with respect thereto.

(g)    The Warrant Holder, if a U.S. person, meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D. The Warrant Holder, if not a non-U.S. person, is eligible to purchase the Warrant pursuant to an exemption from the prospectus requirements of applicable Canadian securities laws.

(h)    In making its investment decision, the Warrant Holder has relied solely upon independent investigation made by the Warrant Holder. Without limiting the generality of the foregoing, in evaluating the suitability of an investment in the Company, the Warrant Holder has not relied upon any representation or information (oral or written) of the Company or any of its Affiliates other than as set forth in this Warrant, the Loan Documents, and any other agreements, instruments or documents delivered in connection herewith or therewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed and issued this Warrant as of [●], 2024.

JUSHI HOLDINGS INC., a British Columbia corporation

By: __________________________
Name: Jon Barack
Title: President

ACKNOWLEDGED AND AGREED:

WARRANT HOLDER:

(Printed Name of the Warrant Holder)

(Signature: by authorized officer if a corporation; by authorized member or manager if a limited liability company; by general partner if a partnership; by owner of a sole proprietorship; by the trustee if a trust, by the Holder if an individual)

(Title, if signing on behalf of an entity)

SIGNATURE PAGE TO WARRANT

ANNEX A
NOTICE OF EXERCISE
(To be Executed by the Registered Holder
in Order to Exercise the Warrant)
The undersigned hereby irrevocably elects to exercise the right to purchase __________________________ (________) shares of Common Stock, no par value, of Jushi Holdings Inc., covered by Warrant No. ____ according to the conditions thereof. The undersigned hereby elects to exercise by:
___ (a) Making payment of the Purchase Price of such shares of Common Stock in accordance with the provisions of Section 6.1 of the Warrant, in full, in the amount of $____________; OR
___ (b) Electing to use the net settlement (cashless) exercise provisions of Section 6.2 of the Warrant.
The undersigned understands that the shares of Common Stock being issued hereunder have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and that such shares of Common Stock may not be sold, transferred, or assigned in the United States except: (i) pursuant to an effective registration thereof under the Act; or (ii) if in the opinion of counsel for the registered owner thereof, which opinion is reasonably satisfactory to the Company, the proposed sale, transfer or assignment may be effected without such registration under the Act and will not be in violation of any applicable state or other jurisdiction securities laws.

Dated:	Printed Name of Registered Warrant Holder:
Signature:
Address: